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                                            REGISTRATION NO. 33-


            SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549
                    _______

                    FORM S-8
             REGISTRATION STATEMENT
       Under  the Securities Act of 1933
                    _______

               ALBERTO-CULVER COMPANY
  (Exact name of registrant asspecified in its charter)

DELAWARE                               36-2257936
(State or other jurisdiction           (I.R.S. Employer
of incorporation or organization)      Identification No.)


                 2525 ARMITAGE AVENUE
              MELROSE PARK, ILLINOIS 60160
         (Address of Principal Executive Offices)

     ALBERTO-CULVER COMPANY EMPLOYEE STOCK OPTION PLAN OF 1988
                 (Full title of the plan)


                     BELL, BOYD & LLOYD
                 THREE FIRST NATIONAL PLAZA
                 CHICAGO, ILLINOIS  60602-4207
                 ATTENTION:  JOHN H. BITNER
                        (312) 807-4306
      (Name, address and telephone number of agent for service)

                         _________

                CALCULATION OF REGISTRATION FEE


                                     Proposed       Proposed
Title                                Maximum        Maximum
Securities        Amount             Offering       Aggregate    Amount of
to be             to be              Price          Offering     Registration
Registered        Registered (1)     Per Share (2)  Price (2)    Fee (2)

Class A Common,   1,700,000 share    $25.6875       $43,668,750  $15,058.30
Stock
$.22 par value


(1) This registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2) In accordance with Rule 457, calculated on the basis of the average of the reported high and low prices for the Class A Common Stock on the New York Stock Exchange Composite Tape on September 8, 1995.



                                   PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The Contents of Registration Statement No. 33-36051 are hereby incorporated by reference.


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                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in Melrose Park, State of Illinois on September 8, 1995.



                           ALBERTO-CULVER COMPANY

                           By /s/Howard B. Bernick
                           Howard B. Bernick
                           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of1993, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                    Title                          Date

/s/Leonard H. Lavin          Chairman and Director          September 12, 1995
Leonard H. Lavin

/s/Howard B. Bernick         President and Chief Executive  September 12, 1995
Howard B. Bernick            Officer and Director

/s/Bernice E. Lavin          Vice Chairman, Secretary,      September 12, 1995
Bernice E. Lavin             Treasurer and Director

/s/Carol L. Bernick          Executive Vice President       September 12, 1995
Carol L. Bernick             and Director

/s/William J. Cernugel       Senior Vice President,         September 12, 1995
William J. Cernugel          Finance and Controller
(Principal Financial Officer & Controller)

/s/A. Robert Abboud          Director                       September 12, 1995
A. Robert Abboud

/s/Robert P. Gwinn           Director                       September 12, 1995
Robert P. Gwinn

/s/Lee W. Jennings           Director                       September 12, 1995
Lee W. Jennings

/s/Harold M. Visotsky, M.D.  Director                       September 12, 1995
Harold M. Visotsky, M.D.

/s/William W. Wirtz          Director                       September 12, 1995
William W. Wirtz


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                               EXHIBIT INDEX


                                                                 Where Exhibit
No.     Description                                              Can be Found

4.1     Restated Certificate of Incorporation of the Company       --------
        (incorporated herein by reference to company Annual
        Report on Form 10-K for the year ended September 30, 1988 [File No. 1-5050])


4.2     Certificate of Amendment to Restated Certificate of         -------
        Incorporation of the Company (incorporated herein by reference to Company Quarterly Report on Form 10-Q for the quarter ended December 31, 1989 [File No.1-5050])


4.3     By-laws of the Company, as amended through January 17,      -------
        1990 (incorporated herein by reference to Company Quarterly
        Report on Form 10-Q for the quarter ended December 31, 1989 [File No. 1-5050])


23      Consent of KPMG Peat Marwick LLP                               4



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